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                                                                   EXHIBIT 23(b)


                             CONSENT OF INDEPENDENT

                           CERTIFIED PUBLIC ACCOUNTANT



Specialty Retail Group, Inc.
New York, New York


I hereby consent to the inclusion by reference in the Prospectus constituting a part of Registration Statement Number 333-11535 on Form SB-2 of my report dated November 4, 1997, relating to the consolidated financial statements of Specialty Retail Group, Inc. as of and for the year ended June 29, 1997.

I also consent to the reference to me as an "Expert" in the Prospectus forming part of Registration Statement Number 333-11535.



/s/ JEFFREY M. BRINN, CPA

Jeffrey M. Brinn, CPA
February 2, 1998


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